                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                               BEBE STORES, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it
                was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                380 VALLEY DRIVE
                           BRISBANE, CALIFORNIA 94005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 22, 1999

Dear Shareholder:

    You are invited to attend the Annual Meeting of Shareholders of bebe stores, inc., a California corporation (the "Company"), which will be held on November 22, 1999, at 9:30 a.m. local time, at the Company's Main Conference
Room located at 400 Valley Drive, Brisbane, California for the following purposes:

1. To elect five (5) directors of the Company to hold office for a one-year term and until their respective successors are elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public auditors for the fiscal year ending June 30, 2000.

3.  To transact such other business as may come properly before the meeting.

    Shareholders of record at the close of business on October 8, 1999, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company.

                                          By Order of the Board of Directors,

                                          /s/ Manny Mashouf

                                          Manny Mashouf
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Brisbane, California
October 20, 1999

                                     [LOGO]

                                380 VALLEY DRIVE
                           BRISBANE, CALIFORNIA 94005

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

    The accompanying proxy is solicited by the Board of Directors of bebe stores, inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 22, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is October 20, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                              GENERAL INFORMATION

ANNUAL REPORT

    An annual report on Form 10-K for the fiscal year ended June 30, 1999, is enclosed with this Proxy Statement.

VOTING SECURITIES

    Only shareholders of record as of the close of business on October 8, 1999 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 24,411,448 shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

VOTING OF PROXIES

    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivery to the Chief Financial Officer of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of September 30, 1999, with respect to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below and (iv) all executive officers and directors of the Company as a group:

                                                                   SHARES OWNED(1)
                                                              --------------------------
                                                                NUMBER     PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                      OF SHARES      CLASS(2)
------------------------                                      ----------   -------------
Manny Mashouf(2)............................................  20,967,302       85.89%
Barbara Bass(3).............................................     192,250           *
Corrado Federico(4).........................................     192,250           *
Neda Mashouf(5).............................................  20,967,302       85.89%
Philip Schlein(6)...........................................     106,125           *
Greg Scott(7)...............................................     146,500           *
Blair Lambert(8)............................................      91,500           *
All directors and executive officers
  as a group (7 persons)(9).................................  21,695,927       86.37%

------------------------------

*   Less than 1%

(1) Number of shares beneficially owned and the percentage of shares beneficially owned are based on 24,411,448 shares outstanding as of September 30, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Options granted under the Company's 1997 Stock Plan, as amended, are immediately exercisable subject to vesting and the Company's right of repurchase under certain circumstances. Shares of Common Stock subject to options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Mr. Mashouf's address is c/o bebe stores, inc., 380 Valley Drive, Brisbane, California 94005. Includes 217,085 shares held by trusts for Mr. Mashouf's children, as to which shares Mr. Mashouf disclaims beneficial ownership. Mr. Mashouf is the Chairman, President and Chief Executive Officer of the Company.

(3) Represents 192,250 shares subject to immediately exercisable options, of which 74,288 would not be vested within 60 days of September 30, 1999, and therefore subject to the Company's right of repurchase under certain circumstances.

(4) Represents 192,250 shares subject to immediately exercisable options, of which 63,675 would not be vested within 60 days of September 30, 1999, and therefore subject to the Company's right of repurchase under certain circumstances.

(5) Consists of shares of which Ms. Mashouf disclaims beneficial ownership, held by Mr. Mashouf, Ms. Mashouf's husband, and 217,085 shares held by trusts for Mr. Mashouf's children.

(6) Represents 106,125 shares subject to immediately exercisable options, of which 63,675 would not be vested within 60 days of September 30, 1999, and therefore subject to the Company's right of repurchase under certain circumstances.

(7) Represents 146,500 shares subject to immediately exercisable options, of which 102,213 would not be vested within 60 days of September 30, 1999, and therefore subject to the Company's right of repurchase under certain circumstances.

(8) Includes 71,500 shares subject to immediately exercisable options, of which 67,213 would not be vested within 60 days of September 30, 1999. All such unvested shares are subject to the Company's right of repurchase under certain circumstances.

(9) Includes an aggregate of 708,625 shares subject to immediately exercisable options held by the directors and officers, of which 371,064 would not be vested within 60 days of September 30, 1999, and therefore subject to the Company's right of repurchase under certain circumstances. Also includes 217,085 shares held by trusts for Mr. Mashouf's children, as to which shares Mr. and Ms. Mashouf disclaim beneficial ownership.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of five directors. Management's nominees for election at the Annual Meeting of Shareholders to the Board of Directors are listed below. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 2000 and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

DIRECTOR-NOMINEES

    The table below sets forth for the Company's director-nominees to be elected at this meeting, and information concerning their age and background:

NAME                                                   AGE                        POSITION
---------------------------------------------------  --------   --------------------------------------------
Manny Mashouf......................................     61      Chairman, President and Chief Executive
                                                                Officer
Neda Mashouf.......................................     36      Director and Merchandising Advisor
Barbara Bass*......................................     48      Director
Corrado Federico*..................................     58      Director
Philip Schlein*....................................     65      Director

------------------------

*   Member, Audit Committee and Compensation Committee

    MANNY MASHOUF founded the Company and has served as Chairman, President and Chief Executive Officer of the Company since the Company's incorporation in 1976. Mr. Mashouf is the husband of Neda Mashouf, a Director of the Company, and the father of Paul Mashouf, the Secretary of the Company.

    NEDA MASHOUF has served as a Director of the Company since September 1984 and has been employed by the Company since 1984, most recently as Merchandising Advisor. Ms. Mashouf is the wife of Manny Mashouf, the Chairman, President and Chief Executive Officer of the Company.

    BARBARA BASS has served as a Director of the Company since February 1997. Since 1993, Ms. Bass has served as the President of the Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass served as President and Chief Executive Officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc., a department store chain. Ms. Bass also serves on the Board of Directors of Starbucks Corporation, DFS Group Limited and The Bombay Company, Inc.

    CORRADO FEDERICO has served as a Director of the Company since
November 1996. Mr. Federico is President of Solaris Properties and has served as the President of Corado, Inc., a land development firm since 1991. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit. Mr. Federico also serves on the Board of Directors of Hot Topic, Inc.

    PHILIP SCHLEIN has served as a Director of the Company since December 1996. Since April 1985, Mr. Schlein has been a general partner of U.S. Venture Partners, a venture capital firm specializing in retail and consumer products companies. From January 1974 to January 1985, Mr. Schlein served as President and Chief Executive Officer of Macy's California, a division of R. H. Macy & Co, Inc., a department store chain. Mr. Schlein also serves on the Board of Directors of Ross Stores, Inc., ReSound Corporation, Quick Response Services and Burnham Pacific Properties, Inc.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended June 30, 1999, the Board of Directors held seven (7) meetings. Each director serving on the Board of Directors in fiscal year 1999 attended all such meetings of the Board of Directors and the Committees on which he or she serves.

    The Audit Committee, which consists of all of the non-employee directors, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's control functions and reviews the Company's investment policy. During the fiscal year ended June 30, 1999, the Audit Committee held one (1) meeting.

    The Compensation Committee, which consists of all of the non-employee directors, makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee also administers the Company's 1997 Stock Plan. During the fiscal year ended June 30, 1999, the Compensation Committee held two (2) meeting. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    If a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, the five nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

    The Board of Directors of the Company has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information for the fiscal years ended
June 30, 1999, 1998 and 1997 concerning the compensation of the Chief Executive Officer of the Company and the two other executive officers of the Company as of June 30, 1999 whose total salary and bonus for the year ended June 30, 1999 exceeded $100,000 for services in all capacities to the Company and its subsidiaries (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                                                            ------------
                                               ANNUAL COMPENSATION           SECURITIES
                                         --------------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY     BONUS(1)      OPTIONS      COMPENSATION
---------------------------              --------   --------   ----------   ------------   ------------
Manny Mashouf..........................    1999     $514,533   $  150,000       --            $60,872(2)
  President and                            1998      513,050    1,650,000(3)     --            43,393(4)
  Chief Executive Officer                  1997      449,921      155,754       --             37,085(5)

Greg Scott.............................    1999      234,425       70,484       --              1,975(6)
  Vice President of Merchandising          1998      198,066       60,000       --              2,642
                                           1997      159,288       50,210      141,500         --

Blair Lambert..........................    1999      179,985       54,042       --              1,956(6)
  Vice President of Finance and            1998      175,251       52,500       --              1,952(6)
  Chief Financial Officer                  1997      139,694       43,373      141,500         --

------------------------

(1) Except as disclosed in Footnote 3 below, bonuses are based on the Company's Profit Sharing Plan (the "Profit Sharing Plan"). See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

(2) Represents a $2,000 matching contribution to 401(k) contributions, $141 of imputed interest on loans by the Company to Mr. Mashouf and $58,731 in life insurance premiums.

(3) Includes a bonus of $1.5 million in recognition of the Company's significant improvement in performance. The Company currently does not plan to award bonuses of this size annually. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--CHIEF EXECUTIVE OFFICER COMPENSATION."

(4) Represents a $2,549 matching contribution to 401(k) contributions, $25 of imputed interest on loans by the Company to Mr. Mashouf and $40,819 in life insurance.

(5) Represents a $1,572 matching contribution to 401(k) contributions and $35,513 in life insurance premiums.

(6) Represents a matching contribution to 401(k) contributions.

    No grants of options to purchase Common Stock were made during the fiscal year ended June 30, 1999, to the Named Executive Officers. The following table provides the specified information concerning (i) options to purchase Common Stock that were exercised in the fiscal year ended June 30, 1999,
(ii) unexercised options held as of June 30, 1999, by the Named Executive
Officers:

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                           AND FISCAL YEAR-END VALUES

                           NUMBER OF                            NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                            SHARES                             UNDERLYING UNEXERCISED                IN-THE-MONEY
                           ACQUIRED                         OPTIONS AT JUNE 30, 1999(#)      OPTIONS AT JUNE 30, 1999(1)
                              ON                           ------------------------------   ------------------------------
NAME                       EXERCISE    VALUE REALIZED($)   EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
----                       ---------   -----------------   --------------   -------------   --------------   -------------
Manny Mashouf............    --              --                --               --               --              --
Greg Scott...............   30,000         $1,057,400         111,500                0        $3,593,645      $        0
Blair Lambert............   50,000          1,804,500          91,500                0         2,949,045               0

------------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at June 30, 1999 of $34.00, the closing price as reported by the Nasdaq National Market and the exercise price of the Named Executive Officer's option ($1.77).

(2) Under the 1997 Stock Plan, options granted are immediately exercisable subject to vesting and the Company's right of repurchase under certain circumstances. The Company's right of repurchase generally lapses over a four year period, as to 20% of the shares one year from the grant date, 1/60th of the shares in each of the successive twelve months and 1/40th of the shares in each of the successive twenty-four months with full lapse of the repurchase option occurring on the fourth anniversary date. See also "CHANGE IN CONTROL ARRANGEMENTS."

CHANGE IN CONTROL ARRANGEMENTS

    In the event of a Change of Control (as defined in the 1997 Stock Plan), options granted to the nonemployee directors and Mr. Lambert shall accelerate and become fully vested, and the Company's right to repurchase shall lapse.

DIRECTOR COMPENSATION

    The Company's nonemployee directors are paid a fee of $500 for each meeting of the Board of Directors that they attend. The Company also reimburses all directors for their expenses incurred in attending such meetings. In addition, certain directors have been granted options to purchase Common Stock in the past, and options may be granted to directors of the Company in the future. Specifically, each of Ms. Bass, Mr. Federico and Mr. Schlein were granted options to purchase 212,250 shares of Common Stock, at an exercise price of $1.77 per share in June 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of three nonemployee directors of the Board of Directors, Ms. Bass, Mr. Federico and Mr. Schlein.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with and filed in a timely matter, except one statement of change in beneficial ownership for Manny Mashouf was not filed in a timely manner.

                              CERTAIN TRANSACTIONS

    From time to time during the last three fiscal years, Mr. Mashouf has loaned to or borrowed from the Company various amounts of cash ranging from loans to the Company of up to $500,000 and advances on bonuses from the Company of up to $200,000. Loans to the Company by Mr. Mashouf bore interest at an annual rate of 10%. The Company did not accrue interest on certain advances under $10,000 to Mr. Mashouf. As of September 30, 1999, there were no borrowings due to Mr. Mashouf from the Company or advances owed to the Company by Mr. Mashouf.

                        COMPARISON OF SHAREHOLDER RETURN

    The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock with (i) Standard & Poor's 500 Stock Index ("S&P 500") and (ii) the Standard & Poor's Textile/Apparel Index ("S&P Textile Index") from June 17, 1998 to June 30, 1999. The graph assumes an initial investment of $100 and reinvestment of dividends(1). The graph is not necessarily indicative of future price performance.

    COMPARISON OF CUMULATIVE TOTAL RETURN OF JUNE 17, 1998 TO JUNE 30, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   6/17/98  6/30/98  6/30/99
S&P Textile Index  $100.00  $100.63   $67.86
S&P 500            $100.00  $102.41  $124.00
bebe stores, inc.  $100.00  $119.32  $309.09

------------------------

(1)  No dividends have been declared on the Company's Common Stock.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors for fiscal 1999 consisted of the three nonemployee directors of the Company, Ms. Bass, Mr. Federico and Mr. Schlein.

    The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company, by offering compensation which is competitive in the retail apparel industry for companies of the Company's size, to motivate executives to achieve the Company's business objectives and to reward them for their achievements. The Company generally uses salary, incentive compensation and stock options to meet these goals.

SALARY

    Salaries are set by the Compensation Committee for each executive officer, including the Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in retail apparel industry, based on a number of available published surveys, which do not specifically identify companies, as adjusted for the Company's projected revenue levels and regional salary differences. Salaries generally are targeted at the median of salaries among comparable companies, although the salaries also are adjusted based on each officer's experience, tenure and prior performance. In preparing the performance graph set forth in the section entitled "COMPARISON OF SHAREHOLDER RETURN," the Company has selected Standard and Poor's Textile/Apparel Index as its published industry index; however, the companies included in the Company's salary survey are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive talent may not be publicly traded.

    The Chief Executive Officer annually evaluates the performance of the other executive officers, and recommends salary adjustments to the Compensation Committee. The Compensation Committee evaluates the individual performance of the executive officer and the financial performance of the Company for that fiscal year. Additionally, the Compensation Committee places weight on the competitive employment situation in the Company's industry and geographic area in considering salary adjustments.

    Based on the factors described above, the Compensation Committee increased Mr. Lambert's annual salary by approximately 3% for fiscal 1999, after an increase of 25% for fiscal 1998. The Compensation Committee increased Greg Scott's annual salary by approximately 4.4% for fiscal 1999, after an increase of 28% for fiscal 1998. The Compensation Committee believes that such increases in salary were advisable to encourage these executive officers to remain with the Company and to reward these executive officers for the Company's performance during said periods.

INCENTIVE COMPENSATION

    The Company maintains a Profit Sharing Plan to reward certain employees of the Company for their participation in the Company's success and to provide incentive for such employees to continue to maximize the Company's profitability. Pursuant to the Profit Sharing Plan, each employee receives an annual, non-discretionary bonus equal to a certain percentage of his or her base salary if the Company meets or exceeds specific profitability targets for the fiscal year, subject to certain participation requirements.

    In fiscal 1999, the Company exceeded the specified profitability targets, and, accordingly, Messrs. Scott and Lambert received incentive compensation of approximately 30% of their respective annual salaries at the end of fiscal 1999 as provided in the Profit Sharing Plan.

STOCK OPTIONS

    The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company's shareholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

    On June 26, 1997, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, stock option grants to certain of the executive officers, based on the achievement of individualized objectives and the financial performance of the Company for fiscal 1997. In each case the size of each grant was based upon the relative seniority and responsibilities of each executive officer and the historical and expected contributions of each executive officer to the Company. Such grants were immediately exercisable, subject to the Company's right of repurchase that lapses over a four-year period. At the end of fiscal 1999, the Compensation Committee reviewed the options recently granted to the executive officers in fiscal 1997 and 1998 and determined that such options were sufficient incentive and reward for the executive officers for such period. No additional options were granted to executive officers in fiscal 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

    SALARY. The Compensation Committee generally evaluates the performance and sets the salary of the Company's Chief Executive Officer on an annual basis. In assessing the annual salary of the Chief Executive Officer, the Compensation Committee evaluates his performance and the financial performance of the Company for that fiscal year. Additionally, the Compensation Committee reviews the competitive employment situation in the Company's industry and geographic area in considering salary adjustments. Pursuant to this evaluation process, the Compensation Committee increased Mr. Mashouf's annual salary from $360,000 to $500,000 in January 1997. The Compensation Committee believes that such increase in salary was advisable to reward the Chief Executive Officer for the Company's performance in calendar 1996. At the end of fiscal 1999, the Compensation Committee reviewed the salary of the Chief Executive Officer and determined that the recent increase to his salary was sufficient at that time.

    INCENTIVE COMPENSATION. Because the Company exceeded the profitability targets specified in the Profit Sharing Plan, Mr. Mashouf received incentive compensation of approximately 30% of his annual base salary at the end of fiscal 1999 as provided in the Profit Sharing Plan.

    STOCK OPTIONS. Because Mr. Mashouf beneficially owns a substantial amount of the Company's outstanding shares of Common Stock, the Compensation Committee did not grant Mr. Mashouf any options to purchase additional shares of Common Stock.

COMPENSATION COMMITTEE
Barbara Bass
Corrado Federico
Philip Schlein

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company at its offices at 380 Valley Drive, Brisbane, California 94005 not later than June 20, 2000 and satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Manny Mashouf

                                          Manny Mashouf
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Brisbane, California
October 20, 1999

                                BEBE STORES, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 22, 1999

                      SOLICITED BY THE BOARD OF DIRECTORS



     The undersigned hereby appoints Manny Mashouf with the full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's Main Conference Room located at 400 Valley Drive, Brisbane, California, on November 22, 1999 at 9:30 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated October 20, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in his discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.
                                                            SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SIDE

   /x/    PLEASE MARK YOUR
  -----   VOTES AS IN THIS
          EXAMPLE USING
          DARK INK ONLY.

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

                             FOR all nominees listed     WITHHOLD AUTHORITY
                             below (except as marked     to vote for all
1.  To elect the following   to the contrary below).     nominees listed below.
    five (5) persons as               /  /                       /  /
    directors to hold                -----                      -----
    office for a one-year
    term and until their
    respective successors
    are elected and
    qualified:

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                       Manny Mashouf
                       Neda Mashouf
                       Barbara Bass
                       Corrado Federico
                       Philip Schlein

                                        1. FOR     2. AGAINST     3. ABSTAIN
2.  To ratify the appointment of
    Deloitte & Touche LLP as the           /  /        /  /           /  /
    Company's independent public          -----       -----          -----
    auditors for the fiscal year
    ending June 30, 2000.



                                        MARK HERE FOR ADDRESS         /  /
                                        CHANGE AND NOTE AT LEFT      -----

                                        MARK HERE IF YOU PLAN         /  /
                                        TO ATTEND THE MEETING        -----


Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Date: _______________  Signature: ______________________________________

Date: _______________  Signature: ______________________________________